Exhibit 99.2
                      ANNUAL CERTIFICATEHOLDER'S STATEMENT
                                  SERIES 1998-1
           CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, AS SERVICER
                    TRAVELERS BANK CREDIT CARD MASTER TRUST I


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                        ANNUAL PERIOD ENDING 12/31/2002
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The information which is required to be prepared with respect to the performance of the trust during the Year 2002 is set forth below.


Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.

     A. Information Regarding the Current Annual Distribution to Certificateholders
        (Stated on the Basis of $1,000 Original Certificate Principal Amount)

      1 The amount of distribution in respect of Class A Monthly Principal                        $0.0000

      2 The amount of distribution in respect of Class B Monthly Principal                        $0.0000

      3 The amount of distribution in respect of Class C Monthly Principal                        $0.0000

      4 The amount of the distribution in respect of Class A Monthly Interest                    $60.0000

      5 The amount of distribution in respect of any accrued and unpaid
        Class A Monthly Interest                                                                  $0.0000

      6 The amount of distribution in respect of Class A Additional Interest                      $0.0000

      7 The amount of the distribution in respect of Class B Monthly Interest                     $0.0000

      8 The amount of distribution in respect of any accrued and unpaid
        Class B Monthly Interest                                                                  $0.0000

      9 The amount of distribution in respect of Class B Additional Interest                      $0.0000

     10 The amount of the distribution in respect of Class C Monthly Interest                     $0.0000

     11 The amount of distribution in respect of any accrued and unpaid
        Class C Monthly Interest                                                                  $0.0000

     12 The amount of distribution in respect of Class C Additional Interest                      $0.0000

     B. Information Regarding the Performance of the Trust

      1 Principal Receivables

     (a)The aggregate amount of Collections of Principal Receivables processed during the related Annual Period, which were allocable in respect of
        Class A Certificates                                                              $666,069,936.32

     (b)The aggregate amount of Collections of Principal Receivables processed during the related Annual Period, which were allocable in respect of
        Class B Certificates                                                               $47,596,398.83

     (c)The aggregate amount of Collections of Principal Receivables processed during the related Annual Period, which were allocable in respect of
        Class C Certificates                                                               $38,084,161.70

      2 Principal Receivables in the Trust

     (a)The aggregate amount of Principal Receivables in the
        Trust as of the end of the day on the last day of the
        Annual Period                                                                     $279,043,563.80

     (b)The amount of Principal Receivables in the Trust
        represented by the Investor Interest of Series 1998-1
        as of the end of the day on the last day of
        the Annual Period                                                                 $250,000,000.00

     (c)The amount of Principal Receivables in the Trust represented by the
        Class A Investor Interest of Series 1998-1 as of the end of the day on
        the last day of the Annual Period                                                 $227,500,000.00

     (d)The amount of Principal Receivables in the Trust represented by the
        Class B Investor Interest of Series 1998-1 as of the end of the day on
        the last day of the Annual Period                                                  $12,500,000.00

     (e)The amount of Principal Receivables in the Trust represented by the
        Class C Investor Interest of Series 1998-1 as of the end of the day on
        the last day of the Annual Period                                                  $10,000,000.00

     (f)The Floating Investor Percentage with respect to the
        Annual Period                                                                              86.97%

     (g)The Class A Floating Investor Percentage with
        respect to the Annual Period                                                               76.89%

     (h)The Class B Floating Investor Percentage with
        respect to the Annual Period                                                                5.60%

     (i)The Class C Floating Investor Percentage with
        respect to the Annual Period                                                                4.48%

     (j)The Principal Investor Percentage with respect to the
        Annual Period                                                                              86.97%

     (k)The Class A Principal Investor Percentage with
        respect to the Annual Period                                                               76.89%

     (l)The Class B Principal Investor Percentage with
        respect to the Annual Period                                                                5.60%

     (m)The Class C Principal Investor Percentage with
        respect to the Annual Period                                                                4.48%

      3 Delinquent Balances

        The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Annual Period.

                                      Percentage of           Aggregate
                                    Total Receivables          Balance
                                    -----------------       -------------
        (a)   31-60 days                 0.71%              $1,967,802.18

        (b)   61-90 days                 0.69%              $1,921,599.67

        (c)   91-120 days                0.54%              $1,513,100.07

        (d)   Over 120 days              0.79%              $2,216,356.01

                             Total       2.73%              $7,618,857.93


      4 Investor Default Amount

     (a)The Aggregate Investor Default Amount for the related
        Annual Period                                                                      $11,065,224.10

     (b)The Class A Investor Default Amount for the related
        Annual Period                                                                       $9,843,622.73

     (c)The Class B Investor Default Amount for the related
        Annual Period                                                                         $678,629.77

     (d)The Class C Investor Default Amount for the related
        Annual Period                                                                         $542,971.60

      5 Investor Charge-Offs

     (a)The aggregate amount of Class A Investor Charge-Offs
        for the related Annual Period                                                               $0.00

     (b)The aggregate amount of Class A Investor Charge-Offs set forth in 5 (a)
        above per $ 1,000 of original certificate principal amount                                  $0.00

     (c)The aggregate amount of Class B Investor Charge-Offs
        for the related Annual Period                                                               $0.00

     (d)The aggregate amount of Class B Investor Charge-Offs set forth in 5 (a)
        above per $ 1,000 of original certificate principal amount                                  $0.00

     (e)The aggregate amount of Class C Investor Charge-Offs
        for the related Annual Period                                                               $0.00

     (f)The aggregate amount of Class C Investor Charge-Offs set forth in 5 (a)
        above per $ 1,000 of original certificate principal amount                                  $0.00

     (g)The aggregate amount of Class A Investor Charge-Offs
        reimbursed on the Distribution Date                                                         $0.00

     (h)The aggregate amount of Class A Investor Charge-Offs set forth in 5 (g)
        above per $ 1,000 original certificate principal amount                                     $0.00

     (i)The aggregate amount of Class B Investor Charge-Offs
        reimbursed on the Distribution Date                                                         $0.00

     (j)The aggregate amount of Class B Investor Charge-Offs set forth in 5 (g)
        above per $ 1,000 original certificate principal amount                                     $0.00

     (k)The aggregate amount of Class C Investor Charge-Offs
        reimbursed on the Distribution Date                                                         $0.00

     (l)The aggregate amount of Class C Investor Charge-Offs set forth in 5 (g)
        above per $ 1,000 original certificate principal amount                                     $0.00


      6 Investor Servicing Fee

     (a)The amount of the Class A Servicing Fee payable by the
        Trust to the Servicer for the related Annual Period                                 $3,981,250.03

     (b)The amount of the Class B Servicing Fee payable by the
        Trust to the Servicer for the related Annual Period                                   $249,999.96

     (c)The amount of the Class C Servicing Fee payable by the
        Trust to the Servicer for the related Annual Period                                   $200,000.04

      7 Reallocations

     (a)The amount of Reallocated Class C Principal Collections
        with respect to this Annual Period                                                          $0.00

     (b)The amount of Reallocated Class B Principal Collections
        with respect to this Annual Period                                                          $0.00

     (c)The Class C Investor Interest as of the close of business
        on the last day of the Annual Period                                               $10,000,000.00

     (d)The Class B Investor Interest as of the close of business
        on the last day of the Annual Period                                               $12,500,000.00

      8 Principal Funding Account

     (a)The principal amount on deposit in the Principal Funding
        Account during the Annual Period (prior to withdrawals)                           $170,625,000.00

     (b)The Deficit Controlled Accumulation Amount for the
        related Annual Period                                                                       $0.00

     (c)The Principal Funding Account Investment Proceeds
        deposited in the Collections Account to be treated as
        Class A Available Funds                                                                     $0.00

      9 Available Funds

     (a)The amount of Class A Available Funds on deposit in
        the Collections Account for this Annual Period                                     $37,273,204.14

     (b)The amount of Class B Available Funds on deposit in
        the Collections Account for this Annual Period                                      $2,649,647.84

     (c)The amount of Class C Available Funds on deposit in
        the Collections Account for this Annual Period                                      $2,120,116.01

     10 Portfolio Yield

     (a)The Net Portfolio Yield for the related Annual Period                                      12.39%

     (b)The Base Rate for the related Annual Period                                                 7.46%

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        CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
          Servicer

        By: /s/ Douglas C. Morrison
           -------------------------
        Name:   Douglas C. Morrison
        Title:  Vice President